Exhibit 10.3

SIXTH AMENDMENT TO NOTE AGREEMENT

This Sixth Amendment, dated as of September 28, 2004 (this “Amendment”), is made to that Second Consolidated, Amended and Restated Note Agreement dated as of September 27, 2002, as amended as of January 29, 2003, as of February 11, 2003, as of February 11, 2004, as of March 10, 2004 and as of July 16, 2004 (as so amended, the “Note Agreement”), among Gold Kist Inc., a cooperative marketing association organized and existing under the laws of the State of Georgia (the “Company”), The Prudential Insurance Company of America (“Prudential”) and the Gateway Recovery Trust. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Note Agreement.

WHEREAS, the parties hereto have executed and delivered that certain Note Agreement;

WHEREAS, the Company has requested that Prudential amend certain provisions of the Note Agreement and Prudential has agreed to do so on the terms and conditions set forth in this Amendment;

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

A. Amendments. Pursuant to paragraph 11C of the Note Agreement, the Company and the Required Holders hereby agree the Note Agreement is amended by deleting paragraph 6B thereof in its entirety and substituting in lieu thereof the following revised paragraph 6B:

6B. Limitation on Restricted Payments. The Company will not pay or declare any dividend or make any other distribution on or on account of any class of its Stock or other equity or make cash distributions of equity (including cash patronage refunds), or make interest payments on equity, or redeem, purchase or otherwise acquire, directly or indirectly, any shares of its Stock or other equity, or redeem, purchase or otherwise acquire, directly or indirectly, any Senior Unsecured Notes or any Subordinated Debt, including, but not limited to, its Subordinated Capital Certificates of Interest and Subordinated Loan Certificates (except required redemptions as provided in the indentures pursuant to which such Subordinated Debt was issued), or permit any Subsidiary to do any of the above (all of the foregoing being herein called “Restricted Payments”) except that the Company may make (a)(i) prior to the Conversion Date, (A) cash patronage refunds in an amount, for each Fiscal Year, not to exceed 10% of the member earnings for such Fiscal Year, and (B) present value cashing retirement and death payments (net of any amount the Company receives as insurance proceeds) in an aggregate amount not to exceed, in the case of this clause (B), $5,000,000 in any Fiscal Year; and (ii) after the Conversion Date, the payment of any amounts that would otherwise be permitted to be paid under the immediately preceding clause (a)(i) that were not paid prior to the Conversion Date, (b) payments not to exceed, in the aggregate, the sum of (i) the amount of the Net Proceeds of Stock received from an initial public offering of the Company plus (ii) $60,000,000 of cash-on-hand of the Company to the extent used for (A) on or after the Conversion Date, the prepayment of up to 35% of the Senior Unsecured Notes plus any prepayment penalties, (B) on or after the Conversion Date, the prepayment of the Subordinated Capital Certificates of Interest plus any prepayment penalties and interest on deposit, and (C) prior to or after the Conversion Date, the redemption of certain outstanding written notices of allocation of the Company and payments in connection with the Permitted Conversion Transaction (which, subject to the limitation in amount set forth in this clause (b), may be funded with monies not constituting Net Proceeds of Stock), and (c) after the Conversion Date, payments of cash dividends in an aggregate amount not to exceed $5,000,000 per Fiscal Year, provided that prior to making any cash dividend payments pursuant to the immediately preceding clause (c), the Company shall deliver to Noteholders a certificate evidencing compliance with paragraph 6A(3) hereof after giving effect to such cash dividend payments, and provided, further, that the Company shall not make any Restricted Payments upon the occurrence and during the continuance of a Default or Event of Default. So long as no Default or Event of Default shall have occurred and be continuing, there shall not be included in the definition of Restricted Payments: (x) dividends paid, or distributions made, in Stock of the Company or (y) exchanges of Stock of one or more classes of the Company, except to the extent that cash or other value is involved in such exchange. Moreover, nothing in this Paragraph 6B shall prevent any Subsidiary from making any Restricted Payments to the Company or to any other Related Party that directly owns Stock of such Subsidiary. The term “equity” as used in this Paragraph 6B shall include the Company’s common stock, preferred stock, if any, other equity certificates, and notified equity accounts of patrons.

B. Conditions of Effectiveness. This Amendment shall become effective when, and only when,

1. Prudential shall have received all of the following documents, each in form and substance satisfactory to the Noteholders:

(a) executed originals of this Amendment;

(b) executed amendments to the Bank Agreement and to that certain First Amended and Restated Credit Agreement, dated as of January 29, 2003, between the Company and CoBank, ACB, as amended to date, amending such agreements to provide for the transactions described herein.

(d) The Company shall have delivered to Prudential true and correct copies of all documents required to be delivered pursuant to paragraph 6F(i) of the Note Agreement.

(d) Such other information, documents, instruments and approvals as the Noteholders or their counsel may reasonably require.

2. The Conversion Date shall have occurred and the Company shall have delivered to Prudential true and complete copies of the duly executed documents between the Company and Gold Kist Holdings Inc. evidencing the merger of the Company into Gold Kist Holdings Inc.

3. The Company shall have consummated an initial public offering of its common stock and received Net Proceeds of Stock in accordance with the S-1 Registration Statement filed by the Company, as amended.

4. The representations and warranties contained herein shall be true on and as of the date hereof, and there shall exist on the date hereof no Event of Default or Default; there shall exist no material adverse change in the financial condition, business operation or prospects of the Company or its Subsidiaries since June 30, 2003; and the Company shall have delivered to Prudential an Officer’s Certificate to such effect.

C. Representations and Warranties.

1. Except as previously disclosed to Prudential in writing, the Company hereby repeats and confirms each of the representations and warranties made by it in paragraph 8 of the Note Agreement, as amended hereby, as though made on and as of the date hereof, with each reference therein to “this Agreement”, “hereof”, “hereunder”, “thereof”, “thereunder” and words of like import being deemed to be a reference to the Note Agreement as amended hereby.

2. The Company further represents and warrants as follows:

(a) (i) Neither the Company nor any Affiliate of the Company is in violation of any Anti-Terrorism Law or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

(ii) Neither the Company nor any Affiliate of the Company is a Blocked Person.

(iii) Neither the Company nor any Affiliate of the Company (1) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person or (2) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224.

(b) The execution, delivery and performance by the Company of this Amendment are within its corporate powers, have been duly authorized by all necessary corporate action and do not contravene (i) its charter or by-laws, (ii) law or (iii) any legal or contractual restriction binding on or affecting the Company; and such execution, delivery and performance do not or will not result in or require the creation of any Lien upon or with respect to any of its properties.

(c) No governmental approval is required for the due execution, delivery and performance by the Company of this Amendment, except for such governmental approvals as have been duly obtained or made and which are in full force and effect on the date hereof and not subject to appeal.

(d) This Amendment constitutes the legal, valid and binding obligations of the Company enforceable against the Company in accordance with its terms.

(e) Except as provided below, there are no pending or threatened actions, suits or proceedings affecting the Company or any of its Subsidiaries or the properties of the Company or any of its Subsidiaries before any court, governmental agency or arbitrator, that may, if adversely determined, materially adversely affect the financial condition, properties, business, operations or prospects of the Company and it Subsidiaries, considered as a whole, or affect the legality, validity or enforceability of the Note Agreement, as amended by this Amendment.

D. Miscellaneous.

1. Reference to and Effect on the Note Agreement.

(a) Upon the effectiveness of this Amendment, on and after the date hereof each reference in the Note Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Note Agreement, and each reference in any other document to “the Note Agreement”, “thereunder”, “thereof” or words of like import referring to the Note Agreement, shall mean and be a reference to the Note Agreement, as amended hereby.

(b) Except as specifically amended and waived above, the Note Agreement, and all other related documents, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any holder of a Note under the Note Agreement or the Notes, nor constitute a waiver of any provision of any of the foregoing.

2. Costs and Expenses. The Company agrees to pay on demand all costs and expenses incurred by any Noteholder in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel. The Company further agrees to pay on demand all costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses of counsel), incurred by any holder of a Note in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Amendment.

3. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

4. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

5. Estoppel. To induce Prudential to enter into this Amendment, the Company hereby acknowledges and agrees that, as of the date hereof, there exists no right of offset, defense or counterclaim in favor of the Company against any holder of the Notes with respect to the obligations of the Company to any such holder, either with or without giving effect to this Amendment.

6. Related Documents. This Amendment shall be deemed to be a Related Document for all purposes.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

GOLD KIST INC.

By:	/s/ Stephen O. West
Stephen O. West
Chief Financial Officer and Vice President

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:	/s/ Billy Greer
Name:	Billy Greer
Title:	Vice President

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, as asset manager for Gateway Recovery Trust

By:	/s/ Billy Greer
Name:	Billy Greer
Title:	Vice President

CONSENT OF GUARANTORS

We, the undersigned, each as a Guarantor pursuant to that certain Amended and Restated Subsidiary Guaranty dated as of the 27th day of September, 2002 (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”), hereby each (a) acknowledge receipt of a copy of the foregoing Sixth Amendment to Note Agreement, and (b) acknowledge, consent and agree that (i) the Guaranty remains in full force and effect, and (ii) the execution and delivery of the foregoing Sixth Amendment to Note Agreement and any and all documents executed in connection therewith shall not alter, amend, reduce or modify our respective obligations and liabilities under the Guaranty.

AGRATRADE FINANCING, INC.

By:	/s/ Stephen O. West
Title:	Treasurer

CROSS EQUIPMENT COMPANY, INC.

By:	/s/ Stephen O. West
Title:	Treasurer

GK FINANCE CORPORATION

By:	/s/ Stephen O. West
Title:	Vice President

(GUARANTOR SIGNATURES CONTINUE ON NEXT PAGE)

GK PEANUTS, INC.

By:	/s/ Stephen O. West
Title:	Treasurer

GK PECANS, INC.

By:	/s/ Stephen O. West
Title:	Treasurer

LUKER INC.

By:	/s/ Stephen O. West
Title:	Treasurer

AGRATECH SEEDS INC.

By:	/s/ Stephen O. West
Title:	Treasurer

AGVESTMENTS, INC.

By:	/s/ Stephen O. West
Title:	President